Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2026 (which includes explanatory paragraphs relating to the Company’s ability to continue as a going concern), relating to the consolidated financial statements of Imunon, Inc. as of December 31, 2025 and 2024 appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

June 17, 2026